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EXHIBIT 4.5

pmi MORTGAGE INSURANCE CO.

BULK PRIMARY
FIRST LIEN MASTER POLICY

3003 Oak Road

Walnut Creek, California 94597

PMI Mortgage Insurance Co. (an Arizona corporation hereinafter called the "Company") agrees to pay to the Insured, in consideration of the premium or premiums to be paid as hereinafter specified and in reliance upon the Insured's representations and statements made in any Application for coverage under this Policy, any loss due to the Default by a Borrower on a Loan, subject to the terms and conditions contained herein.

To obtain information about this Policy, to register a complaint or to obtain information about related mortgage guaranty insurance products and services offered by the Company, the insured or its servicer may call the Company toll free at 800-288-1970.

Insured's Name and Mailing Address                                                 Policy Number

Deutsche Bank National Trust Company. as trustee for the           22720-4

Long Beach Mortgage Loan Trust 2006-8

1761 East St. Andrew Place

Santa Ana, CA  92705-4934

IN WITNESS WHEREOF, the Company has caused its Corporate Seal to be affixed hereto and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signature and binding on the Company.

                                                      PMI Mortgage Insurance Co.

_____________________                                                        _______________________

David Katkov, President                                                                                        Victor J. Bacigalupi, Secretary

                                                                    Authorized Representative

TERMS AND CONDITIONS

I.     Definitions

A.    Acquisition Option means the method of determining the amount of the Insurance Benefit with respect to a Loan as set forth in Section V., C., 1.

B.    Advances means the reasonable and necessary sums paid by the Insured with respect to Loan after Default, for the following:

1.       Hazard insurance premiums;

2.       Real estate property taxes;

3.       Property protection and preservation expenses;

4.       Property sales expenses;

5.       Customary foreclosure costs including Court Expenses and reasonable attorney's fees;

6.       Costs of other customary legal proceedings, as may be necessary to obtain Good and Merchantable Title to or Possession of the Property; and

7.       Loss mitigation expenses.

C.    Anticipated Loss means, in connection with a Claim, an amount equal to the Company's cost of paying the full Claim Amount calculated in accordance with Section V., B., less the amount the Company reasonably anticipates receiving as net proceeds of the sale of the Property, subtracting also from such proceeds all anticipated costs of the sale and holding costs, but in any event, such amount shall never be greater than the Loss calculated under the Percentage Option in accordance with Section V., C., 2.

D.    Application means the Insured's statements and descriptions, both oral and written, relative to the Loan made in connection with the application or negotiation for the insurance provided by this Policy, including the representations made, and documents executed by the Borrower, as evidenced by documents, writings, electronic media transfers, telephone data transmissions, and the like.

E.    Appropriate Proceedings means any legal or administrative action or proceeding by the Insured affecting either the Loan or the title to the Property, and include, but are not limited to:

1.       enforcing the terms of the Loan as allowed by the laws where the Property is located; or

2.       establishing a deficiency amount where appropriate and permissible and where directed by the Company; or

3.       acquiring all the Borrower's right and title to the Property in the Insured's name, but excluding any voluntary conveyance under Section IV., D., (Voluntary Conveyance); or

4.       asserting the Insured's interest in the Property in a Borrower's bankruptcy or similar proceeding.

F.     Borrower means any Person required to repay the debt obligation created pursuant to the Loan.  The Borrower may be more than one Person, and the term shall include any co‑signer or guarantor of the Loan.

G.     Borrower's Own Funds means any funds owned by the Borrower and neither borrowed from other sources, nor subject to refund, rebate, or repayment.

H.     Borrower's Title means such title to a Property as was vested in the Borrower at the time of a conveyance to the Insured extinguishing all of the Borrower's rights in the Property; provided, however, if the Insured so elects, the redemption period need not have expired.  The deed evidencing such title in the Insured need not be recorded unless required by applicable law.

I.       Certificate means once all conditions for coverage have been satisfied, the number issued by the Company to a Loan, as listed on a Certificate Schedule.

J.       Certificate Schedule means a list of Loans to which coverage has been extended  under this Policy, and which is attached to this Policy, or added thereto by endorsement, and any document issued by the Company pursuant to this Policy amending coverage for a Loan.

K.     Claim means the timely filed written request, made on a form provided by or in a manner approved by the Company, to receive benefits of this Policy.  A Claim received by the Company containing all information or proof required by the Company shall be called a Perfected Claim.

L.      Claim Amount means the actual loss incurred by the Insured with respect to a Loan as calculated in accordance with Section V., B., (Calculation of Claim Amount) giving effect to adjustments made by the Company due to failure of the Insured to mitigate loss.

M.   Claim Settlement Period means a sixty (60) day period following the filing of a Claim with the Company provided that such period shall be extended by the number of days elapsed from the date the Company sends notice of deficiency of a Claim to the Insured to the date that the Insured files a Perfected Claim with the Company.

N.    Closed means the later of:

1.       The date on which all Loan documents were executed and delivered; or

2.       The date on which the funds under the Loan were initially disbursed to or for the benefit of the Borrower.

O.     Court Expenses means the out-of-pocket cost of initiating and conducting Appropriate Proceedings or any eviction proceedings.  These expenses include costs of filing or serving pleadings, conducting discovery and enforcing judgment.  These expenses do not include reimbursement for any time spent by the Insured or the Insured's employees, officers or agents, nor do these expenses include attorney's fees.

P.       Default means the failure by a Borrower to pay when due: (i) an amount equal to or greater than one (1) regular periodic payment due under the terms of a Loan, or (ii) the failure by a Borrower to pay when due all amounts due under a Loan after the exercise by the Insured of the "due on sale" provision of such Loan, provided however, that a Default as defined in (i) above which is cured within 59 days of the payment due date, will not be deemed to be a Default for purposes of administration of this Policy unless the missed payment is the first payment due under a Loan.  Default does not mean any other non-monetary default or violation of any other term or condition of the Loan, which would allow for acceleration of the debt or foreclosure or other action to realize upon the security provided by the Loan.

A Loan is deemed to be in Default for the period for which, as of the close of business on the installment due date, a scheduled installment payment has not been made.  For example, a Loan is "four periodic payments in Default" if the periodic payments due on January 1 through April 1 remain unpaid as of the close of business on April 1.

Q.     Default Amount means the unpaid principal balance of a Loan as of the date of Default excluding any Negative Amortization.  If a Loan has been divided into secured and unsecured portions pursuant to proceedings under the federal bankruptcy laws, the Default Amount shall include the unpaid principal balance due under the unsecured portion of the Loan even if the Insured has written off such unsecured portion of the Loan, provided that the premium paid has been calculated based on both the secured and unsecured portions of the Loan.

R.     Deficiency Expenses means reasonable attorneys fees and necessary court costs incurred by the Insured for those Appropriate Proceedings necessary to pursue or establish a deficiency against the Borrower and which are in addition to those incurred in standard and customary foreclosure proceedings, plus additional interest accruing on the Loan, real estate taxes, casualty insurance premiums and Property preservation expenses incurred during such Appropriate Proceedings and any additional related redemption period.

S.       Down Payment means (i) a cash contribution made by the Borrower, either prior to or at the time the Loan is Closed, from the Borrower's Own Fund's towards the purchase price of the Property, or (ii) a verifiable equity in the Property vested in the Borrower only, after completion of the improvements in accordance with the Original Appraisal.

T.      Effective Date means, provided that the premium has been paid as required herein, 12:01 a.m. on the date of coverage as indicated on the Certificate Schedule.

U.     Environmental Impairment means Physical Damage to a Property occurring by reason of environmental contamination including, but not limited to, nuclear reaction or radioactive waste, toxic waste, poisoning or pollution of earth or water subjacent to the Property or of the atmosphere above the Property; or similar hazard including any condition giving rise to liability under the Comprehensive Environmental Response, Compensation and Liability Act or any similar law existing under either federal law or the law of the state where the Property is located.

V.     First Party means (a) the Insured or any officer, employee or agent of the Insured or (b) any of the following Persons: the correspondent lender, mortgage loan broker or other intermediary underwriting or originating the Loan on behalf of the Insured or originating lender, or escrow or closing agents or anyone under contract with the Insured or originating lender in connection with the origination of such Loan, such as an appraiser.

W.    FMV means the fair market value of a Property as of a specific date which shall be equal to the lesser of the appraised value or the sale price of the Property on that date; or in the event of a foreclosure sale, the appraised value or estimated value determined in accordance with customary servicing practices, or the value as determined under applicable law, where such law prescribes a method for determining the value of a Property.

X.     Good and Merchantable Title means title to the Property, free and clear of all liens and encumbrances, covenants, conditions, restrictions, easements and rights of redemption, except for:

1.       Any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent; and

2.       Any municipal or zoning ordinances, building restrictions or other restrictions, covenants, regulations of use, provided the Property is in compliance with, and its intended use and occupancy is not materially adversely affected by, such restrictions, covenants, regulations or ordinances; and

3.       Easements, rights of way, sewer and utility rights, mineral, oil or timber rights, or any impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.

The Property must have, at a minimum, the following characteristics to establish Good and Merchantable Title:  (i) adequate means of ingress and egress; (ii) the right to use of water and sewer facilities appertaining to the Property, whether such rights be by virtue of public easement or private grant; (iii) the Property must be free of any lien for any toxic waste or environmental contamination or similar hazard or claim of such hazard pursuant to the Comprehensive Environmental Response Compensation and Liability Act, as amended, or similar federal or state law providing for liens in connection with the clean up of environmental conditions, and no proceedings to initiate such a lien may be pending, unless otherwise agreed to by the Company.

Y.    Insurance Benefit means the liability of the Company with respect to a Loan calculated in accordance with this Policy.  A right to receive an Insurance Benefit shall be deemed to have arisen when a Default occurs while the Policy is in force for a Loan, notwithstanding that the amount of the Insurance Benefit is not then either presently ascertainable or due and payable.

Z.     Insured means with respect to any Loan:

1.          The Person designated on the face of this Policy; or

2.          Any Person, other than a natural Person, who owns the Loan, either for its own benefit or as trustee for the benefit of a third party.

AA.    Loan means any note or other evidence of indebtedness and the indebtedness it so evidences, together with the mortgage, bond, deed of trust, or other instrument securing said indebtedness, and to which coverage under this Policy has been extended.

BB.     Negative Amortization means the additions to the principal amount of a Loan arising from the insufficiency of regularly scheduled payments to cover interest as it accrues against the principal amount of the Loan as provided for therein.

CC.     Original Appraisal means the appraisal, other report or description of the Property, obtained by the lender under the Loan at the time it was originated, which establishes the value of the Property at that time.

DD.     Percentage Option means the method of determining the amount of the Insurance Benefit with respect to a Loan set forth in Section V., C., 2.

EE.      Person means any individual natural person, or any corporation, partnership, association or other legally recognized entity.

FF.      Physical Damage means tangible damage to a Property that materially adversely affects the use, marketability, or value of the Property, whether caused by accident or otherwise, including, but not limited to damage caused by reason of fire, destruction of tangible property, defects in construction, land subsidence, earth movement or slippage, flood, earthquake, war, civil insurrection, or riot; and further, Physical Damage includes Environmental Impairment and the destruction or removal of chattel items that are considered part of the Property (see Section I., KK., [Property]) For purposes of this definition "material" shall mean an amount equal to or greater than $1,500.00 such that the estimated cost to repair a Property is $1,500.00 or more before the exclusion set forth in Section III., G., (Physical Damage Exclusion) would apply to exclude coverage for a Loan.  The presence of radon gas, lead paint or asbestos in the dwelling on the Property shall not be deemed to be Physical Damage.

GG.     Policy means this contract of insurance together with all Applications, all endorsements, and the Certificate Schedule, all of which are incorporated herein for all purposes.

HH.    Possession of the Property means actual and physical occupancy and control of the Property.

II.       Pre-Arranged Sale means:

1.     A sale of a Property, with the prior approval of the Company, arranged by the Insured (or by the Borrower and approved by the Insured) prior to foreclosure because of a Default by a Borrower, or by the Insured after foreclosure and before expiration of the Claim Settlement Period; or

2.     A foreclosure or trustee's sale of a Property to a third party, or redemption from foreclosure, at a price equal to or greater than the minimum amount specified by the Company to be bid by the Insured at such sale.

JJ.        Pre-Arranged Sale Option means the method of determining the amount of the Insurance Benefit with respect to a Loan set forth in Section V., C., 3.

KK.     Property means the real property and all improvements thereon including any chattel items (including any built-in appliances) which are noted in the Original Appraisal, including all replacements or additions thereto, together with all easements and appurtenances, all rights of access, all rights to use, as well as any co-ownership interests in common areas, recreational and appurtenant facilities, and all replacements or additions thereto.

LL.     Residential means:

1.     A type of building which is designed for occupancy by not more than four families; or

2.     A single‑family condominium or planned unit development unit; or

3.          Any other single‑family residence unit as to which Good and Merchantable Title may be held or conveyed freely under law, and which the Company has approved in writing.

MM.   Servicer means that Person, other than a natural Person, who at any time is servicing a Loan (as a master servicer, if subservicing is also involved) with respect to the Insured's obligations under the Policy.  The Insured shall be presumed to be the Servicer unless the Company is notified otherwise.

NN.    Uninsured Casualty means Physical Damage to a Property which is either not covered by casualty insurance, or not covered in an amount sufficient to restore such Physical Damage to the Property.

OO.    Uninsured Loan Balance means, at any time, with respect to a Loan, the estimated Claim Amount less the Insurance Benefit estimated pursuant to the Percentage Option.

PP.     Any pronouns, when used herein, shall mean the single or plural, masculine or feminine, as the case may be.

II.       Coverage

A.      Extension of and Level of Coverage– Extension of coverage to a Loan under this Policy shall be evidenced by issuance of a Certificate number on the Certificate Schedule.  The Certificate Schedule and the Application for each Loan are incorporated herein by reference and made a part hereof for all purposes.  The Policy is issued in reliance upon the Application and on the representations made in connection therewith.  Coverage shall commence upon the payment of the initial premium, as of the Effective Date of the Certificate Schedule.  The coverage level for each Loan shall be indicated on the Certificate Schedule.

B.      Initial Premium - On the Effective Date of the Certificate Schedule, the Insured shall forward the appropriate initial premium due to the Company to establish coverage as of the Effective Date.

C.      Payment of Renewal Premium - For coverage to be renewed, the entire renewal premium must be paid no later than the fifteenth (15th) day of the second month following the month in which each anniversary of the Effective Date occurs.  For example, if the Effective Date was January 12, renewal premium must be paid by March 15.  The Company shall give the Servicer, if a Servicer is shown on the records of the Company, or otherwise, the Insured, notice of the renewal premium due date.  If the renewal premium is not paid by the last day of the grace period provided above, then the liability of the Company shall terminate as of 12:01 a.m. on the later of the last anniversary of the Effective Date through which the premium has been paid, or, if a non-payment notice is required by applicable law, the last day of the cure period specified in such non-payment notice or as may be required by applicable law (the "Lapse Date").  However, failure to pay a renewal premium will not impair or terminate coverage for Defaults occurring prior to the Lapse Date.  Notwithstanding the foregoing, if the renewal premium is not paid by the last day of the above-stated grace period and such Loan is among a group of Loans whose coverage has lapsed due to the transfer, seizure or surrender of the servicing for such Loans, the Insured shall have an additional sixty (60) day grace period in which to pay the renewal premium for such Loan.

D.     Full Premium Payment - The Company shall have the right to hold in a suspense account for up to ninety (90) days any premium payment received, without obligation to apply such premium to coverage while any of the following circumstances exist:

1.      The payment received is less than the full amount of the premium due with respect to a Certificate;

2.      Information received with the payment is insufficient to identify the Loan to which the payment applies.

At the end of the ninety (90) day period if the Company has not been able to resolve the suspended premium payment with the Insured, then the Company shall either refund the payment or be deemed to have accepted and applied it without lapse of coverage.  Where the Company has received notice that there is a Servicer for a Loan then, if a premium is refunded, the Insured shall be notified that such refund was made and shall have sixty (60) days from such notice to cure or perform the conditions precedent to coverage.

E.      Cancellation by the Insured of Coverage for a Loan ‑ The Insured may cancel coverage with respect to a Loan by making a request for cancellation to the Company in writing or via any medium acceptable to the Company.  Upon receipt thereof, for coverage having refundable premiums, the Company shall refund such sum as may be determined to be due in accordance with the appropriate cancellation or premium schedule.  The Company reserves the right to net out any unpaid premium from any premium refund.  However, no refund on a Certificate will be paid if a notice of Default has been filed unless the Insured waives its rights to the Insurance Benefit with respect to that Loan.  Cancellation of coverage for a Loan will not cancel this Policy.

F.      Cancellation of Policy - Once coverage has become effective with respect to a Loan, this Policy may not be canceled by the Company for as long as any Certificate assigned under this Policy remains in force.   If the Insured desires to cancel this Policy, it may do so by canceling all outstanding Certificates that have been issued under this Policy.

G.      Loan Modifications - Unless prior written approval is obtained from the Company, the Insured shall not make any change in the terms of any Loan including, but not limited to, any change in the amount of the indebtedness, the interest rate, the use of escrow funds or other funds, term or amortization schedule of the Loan, change in the Property, nor release any Borrower from liability on a Loan, provided, however, that changes in the Loan permitted by the instrument evidencing the Loan shall be deemed approved without prior approval.

H.      Assumptions and Balloon Restructures - The renewal or restructure of a Loan at the maturity of a Balloon Payment (hereinafter defined) and the assumption of a Loan by a purchaser of the Property, with or without the release of the original Borrower, are changes to a Loan requiring the Company's prior approval as set forth in Section II., G., (Loan Modifications) above, provided, however, that if under applicable law, the Insured cannot enforce the "Due on Sale" provision of a Loan, then the Company will be deemed to have approved the assumption of such Loan.  Notwithstanding anything to the contrary in this Section II., H., the Company will be deemed to have approved the assumption of any Loan where no release is requested and under Section II-406.02 of the Federal National Mortgage Association's Servicing Guide or any successor provision thereof, or any similar provision of the Federal Home Loan Corporation's Sellers' & Servicers' Guide, the assumption is an "exempt transaction" that the Servicer is to approve without review of the terms of the transaction.

I.        Increase in Loan Amount - In addition to the approval requirement of Section II., G., (Loan Modifications) above, if the principal balance of a Loan is increased (excluding any Negative Amortization), the Insured shall pay an additional premium corresponding to the increase in coverage, at the then prevailing premium rate.

J.       Approval of Loan Modifications - The Company shall not unreasonably withhold any approval required to be obtained in connection with any of the changes listed in Sections II., G., and H.,; however, failure by the Insured to obtain any such approval with respect to any Loan shall constitute a waiver of coverage for that Loan and the Company shall refund premium for the period following such waiver.

K.      Servicing -  The Loans will be serviced by one of five servicers qualified and approved by the Company and the Insured.  Unless the prior written approval of the Company is obtained, the Servicing of any of the Loans may not be transferred, sold, or assigned unless such transfer, sale or assignment is approved in writing by the Company.  The Company shall not unreasonably withhold approval of a proposed servicer.  The Company’s approval shall be deemed to be given for the transfer, sale or assignment of all or part of the Loans to a federally insured bank or savings association, an institutional investor, the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Fannie Mae, or to a Fannie Mae or Freddie Mac approved mortgage banker, provided that notice of the same is given as required by this paragraph.

L.      Change of Insured - If all of the Loans are transferred, sold or assigned by the Insured, coverage will continue PROVIDED THAT (a) notice thereof is given to the Company within thirty (30) days of such change, (b) the change in ownership, however denominated, is not occasioned by the redemption, repurchase, cancellation or other method of extinguishing the transaction pursuant to which the Loans were securitized, and (c) the Company approves the change in writing.  The Company shall not unreasonably withhold approval of an new Insured.

M.     Coordination and Duplication of Insurance Benefits -

1.      If any portion of a Loan is uninsured, all payments made by the Borrower on the Loan shall be allocated to the insured portion of the Loan in the same ratio as the insured principal amount bears to the total principal amount of the Loan.  The Insurance Benefit hereunder shall likewise be calculated on the same pro rata basis.

2.      The Insured shall not carry duplicate mortgage guaranty insurance (other than mortgage guaranty pool insurance or supplemental mortgage guaranty insurance) on any Loan.

3.      If at the time of Default there is any other valid and collectible insurance in effect for the Loan which would attach if this insurance were not in effect, then the coverage under this Policy shall apply only as excess coverage and in no event as contributing insurance.

N.      Mitigation of Loss - The Insured and its Servicer shall attempt to limit and mitigate loss by adhering to customary servicing standards applicable to delinquent Loans, which may include in appropriate cases, but is not limited to, trying to obtain a cure of Defaults and trying to effectuate a Pre-Arranged Sale or voluntary conveyance of the Property.  The Insured shall permit the Company to participate in workout activities for any Loan in Default.   Failure of the Insured to materially comply with this Section II., N., with respect to any Loan shall entitle the Company to adjust the Claim Amount by the amount the Company was damaged by such noncompliance.  The Company shall attempt to limit and mitigate any loss to the Insured which will not be covered by the Insurance Benefit provided under this Policy.

III.     Exclusions from Coverage

The Company shall not be liable for, and the Policy shall not apply to, extend to or cover the exclusions listed below.  In the event that coverage is excluded for any Loan, the Company will refund all premium for that Loan for the period following the occurrence of the event giving rise to such exclusion.  Except where prohibited by law, if the damage to the Company arising from an excluded event can be reasonably quantified, the Company shall adjust the Claim Amount by the amount of such damage rather than exclude coverage altogether for such Loan, unless a refund of premium as provided for in the preceding sentence would provide a greater payment to the Insured.

A.      Balloon Payment Exclusion  - Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and interest due under the Loan, which payment becomes due when the Insured exercises its right to call the Loan when not in default or because the term of the Loan is shorter than the amortization period, and which payment is for an amount more than twice the regular periodic payment of principal and interest that are set forth in the Loan (commonly referred to as a "Balloon Payment"); provided, however, that this Exclusion shall not apply if the Insured or its Servicer offers the Borrower in writing, before the due date of the Balloon Payment, a renewal or extension of the Loan, or a new loan at then current market rates, in an amount not less than the then outstanding principal balance and with no decrease in the amortization period and the Borrower declines to seek such renewal or refinancing.

B.      Effective Date Exclusion - Any Claim resulting from a Default occurring before the Effective Date of the Policy or after its lapse, cancellation, or expiration; or after coverage is canceled with respect to the Loan.

C.      Incomplete Construction Exclusion - Any Claim when, as of the date of such Claim, construction of the Property had not been completed in accordance with the construction plans and specifications approved by the Loan originator at the time the Loan was originated or in accordance with the Original Appraisal.  (This Incomplete Construction Exclusion shall not apply if the construction of the Property has been fully completed and, if Physical Damage occurs during construction, any repairs necessary to restore the Property to its complete condition, reasonable wear and tear excepted, have been completed.)  However, coverage for a Default occurring during construction may be excluded by Section III., B., (Effective Date Exclusion) above.

D.     Residential Property Exclusion - Any Claim where the Property is not, as of the date the Loan is Closed, on the Effective Date, and on the date the Claim is filed, Residential real property.

E.      Negligence and Fraud Exclusion - Any Claim involving or arising out of, or any Claim where the origination of the Loan or extension of coverage hereunder involved or arose out of, any dishonest, fraudulent, criminal, or knowingly wrongful act (including error or omission) by the Insured, the Servicer or any agent of the Insured or Servicer; or any Claim involving or arising out of the negligence of the Insured or the Servicer, which negligence is material either to the acceptance of the risk or to the hazard assumed by the Company.

F.      Non-Approved Servicer Exclusion - Any Claim occurring when the Servicer, at the time of Default or thereafter, was not approved by the Company, provided, however, that this Non-Approved Servicer Exclusion shall not apply to any Loan for which a Default occurs within 150 days after the Company withdraws approval of the Servicer for such Loan.  If the Company decides to withdraw approval of a Servicer it shall give written notice of that decision to the Insured for each affected Loan as shown in the Company's records.

G.      Physical Damage Exclusion - Any Claim where there is Physical Damage to the Property, occurring or manifesting itself after the Effective Date; provided, however, that this exclusion will not apply (i.e., the Company will provide coverage for a Claim) where Physical Damage has occurred to the Property if:

1.      The Default giving rise to a Claim was not primarily caused by an Uninsured Casualty occurring prior to such Default, and the Company has elected to pay either the Percentage Option or the Pre-Arranged Sale Option as the Insurance Benefit for the Loan; or

2.      The Property has been restored to its condition as reported in the Original Appraisal (as fully completed), reasonable wear and tear excepted.  The Insured may elect to accept a reduction in the Claim Amount by an amount equal to the estimated cost to completely restore the Property as would otherwise be required by this exclusion rather than be required to restore the Property to obtain an Insurance Benefit under this Policy.  In the event the Company relies on an estimate for such restoration that is not obtained by the Insured, then the Company shall, at the request of the Insured, provide a copy of such estimate to the Insured.

H.      Loan to Value Ratio Exclusion - Any Claim where the original principal balance of the Loan exceeded one hundred percent (100%) of the FMV of the Property at the time the Loan was originated, and such fact was not disclosed to the Company at the time coverage under this Policy was extended to such Loan.

I.       Negative Amortization Exclusion  - Unless otherwise endorsed, any Negative Amortization with respect to a Loan.

J.       Defenses to Loan Exclusion - That portion of any Claim equal to the amount of the indebtedness from which the Borrower is released, or any Claim against which the Borrower successfully asserts defenses that have the effect of releasing, in whole or in part, the Borrower's obligations to repay the Loan, provided, however, this Defenses to Loan Exclusion shall not apply where the release of the Borrower is the result of a bankruptcy "cram down" so long as the Insured has continued to pay premium on the full amount of the indebtedness and that all other conditions of this Policy have met.

K.      Environmental Impairment Exclusion - Any Claim where there is Environmental Impairment to the Property which existed prior to the Effective Date if the existence, or suspected existence, of the Environmental Impairment was not disclosed in the Application and the Environmental Impairment (i) is a principal cause of the Default, and (ii) has made the principal Residential structure on the Property uninhabitable.  A structure will be considered "uninhabitable" if generally recognized standards for residential occupancy are violated or if, in the absence of such standards, a fully informed and reasonable person would conclude that such structure was not safe to live in without fear of injury to health or safety.  Notwithstanding the foregoing, this exclusion shall not apply if the Insured has removed or remedied the condition that constitutes the Environmental Impairment or the Insured has removed the hazardous character of such condition in accordance with applicable federal, state or local laws.

IV.      Conditions Precedent to Payment of Claim

The following Claim payment procedures contain the conditions precedent to, and additional limitations upon the Company's obligation to pay Insurance Benefits under this Policy:

A.      Notice of Default - The Insured shall give the Company notice:

1.      Within forty-five (45) days of Default, if it occurs when the first payment is due under a Loan; or

2.      Not later than the last business day of the month following the month in which the first of the following events occur:

a.  The date when the Borrower becomes three (3) periodic payments in Default on the Loan if the periodic payments are made monthly, and not later than ninety (90) days after the occurrence of a Default for Loans having periodic payments more often than once a month; or

b.  Foreclosure or other Appropriate Proceedings have been commenced.

Such notice shall be on forms provided by or approved by the Company or via a medium acceptable to the Company.  Unavailability of Company forms is not a valid reason for delay in reporting.  Failure to report a Default as required by this Section IV., B., shall entitle the Company to deduct from the Claimable Amount of a Claim thirty (30) days of interest accruing on the Loan during the period between the date the notice of Default should have been filed and the date it was submitted to the Company.

B.      Monthly Reports - Following a notice of Default on a Loan or the commencement of Appropriate Proceedings, the Insured shall give the Company monthly reports on forms furnished or approved by the Company or via a medium acceptable to the Company, on the status of the Loan and on the servicing efforts undertaken to remedy the Default or conclude the Appropriate Proceedings.  These monthly reports shall continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until title to the Property has been transferred to the Insured.

C.      Company's Options after Notice of Default - If the Company so directs, at any time after receiving the Insured's notice of Default, the Insured shall file a Claim within twenty (20) days and the Company may elect to pay the Insurance Benefit pursuant to the Percentage Option.  Thereafter, following the Insured's acquisition of the Borrower's Title to the Property, the Insured shall be entitled to file a supplemental Claim in an amount equal to the sum of the Advances not included in the initial Claim, plus any Deficiency Expenses (See Section I.,R.) subject to the limitations and deductions of Section V., B., (Calculation of Claim Amount) and such supplemental Claim shall be paid by the Company in accordance with the Percentage Option.

D.     Voluntary Conveyance - The Insured may accept a conveyance of title from the Borrower in lieu of foreclosure or other proceedings if:

1.      The ability of the Insured to preserve, transfer and assign to the Company the Insured's rights against the Borrower is not impaired; and

2.      The rights of the Company under this Policy against such Borrower are not adversely affected; or if

3.      The written approval of the Company has been obtained; provided, however, it is understood that such approval shall not constitute nor be deemed an admission of liability by the Company with respect to coverage for the related Loan.

E.       Appropriate Proceedings - The Insured MUST begin Appropriate Proceedings when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken.  The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default.  When either defending against or bringing Appropriate Proceedings, the Insured shall report the status of these proceedings to the Company as reasonably and expeditiously as possible.

In conducting Appropriate Proceedings, the Insured shall:

1.      Diligently pursue the Appropriate Proceedings once they have begun;

2.      Apply for the appointment of a receiver and assignment of rents, if permitted by law, requested by the Company, and appropriate for the Property;

3.      At the request of the Company, furnish the Company with copies of all notices and pleadings filed or required in the Appropriate Proceedings;

4.      Act so that its ability to preserve, transfer and assign to the Company its rights against the Borrower is not impaired; and so that the rights of the Company under this Policy against the Borrower are not adversely affected, including any rights to obtain a deficiency judgment, provided that the Insured shall not be required to pursue or establish a deficiency against the Borrower in those states where the Company is not permitted to pursue such a deficiency;

5.      Bid an amount at the foreclosure sale which is not less than the minimum amount nor more than the maximum amount set forth below, unless the Company notifies the Insured of other instructions or waives its right to give bidding instructions, in writing.

a.  If the FMV of a Property is less than the Uninsured Loan Balance, the Insured shall start bidding at not less than the FMV of the Property and may continue bidding up to a maximum of the Uninsured Loan Balance.

b.  If the FMV of a Property is greater than the Uninsured Loan Balance, the Insured shall start bidding at not less than the Uninsured Loan Balance up to a maximum amount equal to the Claim Amount.

If other bidding instructions are provided they will not specify a maximum bid that is less than the Uninsured Loan Balance, and, if the Property is subject to redemption for less than the outstanding amount of the Loan, then such other bidding instructions will not specify an opening bid of less than the Uninsured Loan Balance.

F.      Pre-Arranged Sales - In the event of Default on a Loan, it shall be a condition precedent to payment of any Insurance Benefit on the Loan that (i) the Insured attempt to obtain a Pre-Arranged Sale of the Property whenever reasonable, and (ii) the Insured shall authorize its broker, when requested by the Company, to release marketing information for the Property to the Company, if requested by the Company, unless the Insured shall have notified the broker that the Company's right to acquire the Property has expired or been waived.  For purposes of this section, a "Pre-Arranged Sale Offer" means an offer to purchase the Property received by the Insured, together with a schedule of (i) expense items proposed by the Insured to be included in the settlement amount of the Pre-Arranged Sale Offer is accepted and the proposed Property sale closes, and (ii) the Insured's then-estimated amounts thereof.  Pre-Arranged Sale Offers that the Insured chooses to submit to the Company will be approved or rejected by the Company.

G.     Claim Requirements - The Insured must provide the Company with:

1.             A completed form furnished or approved by the Company for payment of a Claim ("Claim for Loss Form"); and

2.             All information reasonably requested on the Claim for Loss Form together with all documentation requested on or necessary to complete such Claim for Loss Form; and

3.      Evidence satisfactory to the Company that the Insured has acquired the Borrower's Title to the Property, except where the Company has elected the Pre-Arranged Sale Option provided, however, if the primary cause of the Default was a circumstance or event which would prevent the Insured from obtaining Good and Merchantable Title, then no matter which settlement option the Company elects, the Insured must comply with the requirements of Section IV., G., 4, as if the Company had elected the Acquisition Option; and

4.      In the event the Company elects the Acquisition Option, a recordable deed in normal and customary form containing the usual warranties and covenants conveying to the Company or its designee Good and Merchantable Title to the Property, along with evidence satisfactory to the Company that the Insured has acquired and can convey to the Company or its designee Good and Merchantable Title to the Property; and

5.      All other documentation or information reasonably requested by the Company for purposes of investigating and/or adjusting the Claim; and

6.      Access to the Property for purposes of determining its value, and for investigating and/or adjusting the Claim; provided, however, if the Company elects the Acquisition Option, then Possession of the Property must be provided by the Insured, unless the Company waives this requirement in writing.

V.     Loss Payment Procedure

A.      Filing of Claim - The Insured shall file a Claim no later than sixty (60) days after the earlier of acquiring the Borrower's Title to the Property or a Pre-Arranged Sale, provided that if the Company elects to acquire the Property, then no later than sixty (60) days after the Insured acquires Good and Merchantable Title to the Property.  Failure of the Insured to file a Claim within this time period shall (i) relieve the Company of any obligation to include in the Claim Amount interest and Advances accruing on the Loan after such sixty (60) day period has expired, and (ii) entitle the Company to adjust such Claim to the extent that the Company is prejudiced by such late filing of the Claim, up to 100% of the Insurance Benefit.

Unavailability of Company forms is not a valid reason to delay filing a Claim.  If a Claim filed by the Insured is incomplete the Company shall within twenty (20) days of receipt of a Claim, notify the Insured of all items needed to perfect such Claim.  If no notice of deficiency of the Claim is sent within the twenty (20) day period following receipt of the Claim by the Company, then the Claim shall be deemed to be perfected as of the date the Company received the Claim.

B.      Calculation of Claim Amount - The Claim Amount for any Loan shall be an amount equal to the sum of:

1.      The Default Amount but excluding any portion of the principal balance attributable to any increase therein after the first payment is due and payable, and excluding capitalized penalty interest or late payment charges.  (See Section III., I., (Negative Amortization Exclusion) THIS POLICY DOES NOT COVER NEGATIVE AMORTIZATION UNLESS SUCH COVERAGE IS ENDORSED FOR A LOAN); and

2.      The amount of accumulated delinquent interest due on the Loan at the contract rate stated in the Loan from the date of Default through the date that the Claim is submitted to the Company, but excluding applicable late charges and penalty interest; additional interest computed on the Default Amount until the Pre-Arranged Sale of the Property, and thereafter until the Pre-Arranged Sale closing information is submitted, computed on the Default Amount reduced by the net proceeds of such Pre-Arranged Sale  (For purposes of this Section, "late charges and penalty interest" includes, but is not limited to, increases in interest rate caused by non-performance of the Borrower.  In no event will the Claim Amount include interest at a rate other than what the Insured would receive if the Loan were paid as current in accordance with its own terms); and

3.      The amount of Advances made by the Insured; provided that:

a.  Attorney's fees advanced thereunder shall not exceed three percent (3%) of the sum of the (1) and (2) above; and

b.  Payment for Advances other than Attorney's fees, shall be prorated through the earlier of the date the Claim is submitted to the Company or the Pre-Arranged Sale of the Property;

less:

4.      All rents and other payments (excluding proceeds of fire and extended coverage insurance and proceeds of a Pre-Arranged Sale) collected or received by the Insured, which are derived from or in any way related to the Property;

5.      The amount of cash available to the Insured remaining in any escrow account as of the last payment date;

6.      The amount of cash to which the Insured has retained the right of possession as security for the Loan; and

7.             The amount paid under applicable fire and extended coverage policies which has not been applied to either the restoration of the Property, if the Property suffered Physical Damage, or to the payment of the Loan; and

8.      The amount expended by the Insured for Advances requiring approval by the Company which are not in compliance with the Company's guidelines and which have not been approved by the Company.

C.      Payment of Insurance Benefit - The Company, at its sole option, shall elect one of the following three options and pay to the Insured, on or before the last day of the Claim Settlement Period, as the Insurance Benefit, either:

1.      The Acquisition Option which shall equal the Claim Amount less the amount of any payments of Loss previously made by the Company with respect to the Loan, payable in exchange for the conveyance of Good and Merchantable Title to and Possession of the Property; provided, however, that if the Insured is unable to perform any conditions precedent to payment of a Claim within the later of thirty (30) days after the redemption period or ninety (90) days after the Claim Adjustment Period, then, so long as the Claim is not otherwise excluded, the Insured may retain title to the Property and the Insurance Benefit under this Acquisition Option shall be an amount equal to the Company's Anticipated Loss in connection with such Property ; or

2.      The Percentage Option which is an amount equal to the Claim Amount multiplied by the percentage of coverage specified in this Policy, or

3.      The Pre-Arranged Sale Option is an amount equal to the lesser of the Percentage Option or the Insured's actual loss in connection with a Pre-Arranged Sale of the Property.  The Insured's actual loss shall be an amount equal to the Claim Amount plus all reasonable costs incurred in obtaining and closing such sale less the proceeds of the Pre-Arranged Sale.

In addition to payment under one of the foregoing options, the Company will pay whatever Deficiency Expenses are payable to the Insured pursuant to Section V., D. (Deficiency Expenses).

In the event that a Pre-Arranged Sale fails to close prior to the end of the Claim Settlement Period, the Company may postpone payment of the Insurance Benefit for up to (90) ninety days, or if earlier, until such Pre-Arranged Sale closes or is terminated, provided that interest on the Default Amount at the rate due upon the Loan during such postponement is paid to the Insured.

Further, in the event the Property is redeemed after the payment of the Percentage Option, the Insured shall be obligated to promptly refund to the Company the amount, if any, by which the redemption price plus the Insurance Benefit exceeds the Claim Amount.

In the event the Company does not pay the Insurance Benefit within the Claim Settlement Period, it will pay interest on the Insurance Benefit at the rate due under the Loan from the last day of the Claim Settlement Period until the Claim is paid.

D.      Deficiency Expenses - Notwithstanding the provisions of Section V., C., (Payment of Insurance Benefit) above, in the case where a deficiency against the Borrower is being pursued solely at the request of the Company, then any Deficiency Expenses shall be added to the amount of the Insurance Benefit.  If a deficiency against a Borrower is being pursued as part of Appropriate Proceedings, for the benefit of both the Insured and the Company, then at the time such deficiency rights are established or a deficiency judgment is obtained, whichever shall occur first, the Deficiency Expenses plus any similar expenses incurred by the Company in connection with such deficiency shall be settled between the parties on the same pro rata basis set forth in Section VI., B. (Subrogation) for the settlement of deficiency recoveries.  Expenses and costs arising after that point shall be treated as collection expenses to be netted against the deficiency recovery, if any, (and, if none, to be shared between the parties on the same pro rata basis when it becomes clear that nothing will be recovered).

To facilitate the decision of whether to pursue or establish a deficiency against a Borrower, the Insured shall provide the Company with any information it may have relevant to collecting on a deficiency judgment for that case.  The Company will discuss all such information it may have with the Insured so that the parties can decide whether any Appropriate Proceedings (necessary to establishing or pursuing a deficiency) are to be pursued for the benefit of both parties or whether one of the parties will elect not to participate in any recovery.  The Insured will be deemed to be participating in Appropriate Proceedings solely at the request of the Company when such proceedings are not a condition precedent to obtaining Borrower's Title to or Possession of a Property and, after the parties have exchanged information on the Loan, the Insured has advised the Company in writing why the Insured does not wish to participate in such proceedings.

E.       Discharge of Obligation - Any payment by the Company in accordance with Section V., C., (Payment of Insurance Benefit) and, if applicable, Section V., D., (Deficiency Expenses) or Section IV., C., (Company's Options after Notice of Default), taking into account appropriate adjustments, shall be a full and final discharge of the Company's obligation under this Policy with respect to the related Loan.  Notwithstanding the preceding sentence, the Company shall not be relieved of its obligation to pay any appropriate supplemental Claims filed pursuant to Section IV., C., (Company's Options after Notice of Default) or as may otherwise be agreed to by the Company.

VI.   Additional Conditions

A.      Proceedings of Eminent Domain - In the event that part or all of the Property is taken by eminent domain, condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured shall require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

B.      Subrogation - The Company shall be subrogated pro rata, to the full extent permitted by law (except where the Company is prohibited by law from pursuing recovery of a Loan), to all of the Insured's Recovery Rights with respect to a Loan, upon payment of a Claim hereunder. "Recovery Rights" shall mean all rights of recovery against the Borrower and any other Person or organization relating to the Loan or to the Property.  The Company's pro rata share of the net deficiency recovered (i.e., amounts recovered less reasonable costs and expenses) with respect to any Loan shall be the amount of the Insurance Benefit divided by the amount of the deficiency judgment.  Internal staff costs and overhead expenses shall not be deducted in determining the amount of a net deficiency recovery unless specifically agreed to in writing by the parties.

The Insured hereby designates the Company its exclusive agent (i) to pursue all of the Insured's Recovery Rights to which the Company has not become subrogated by payment of a Claim (i.e., the Insured's share of the Recovery Rights), (ii) to file any action in the Company's name as assignee of the Insured, to collect on the Insured's Recovery Rights, and (iii) to settle and compromise any such Recovery Rights on behalf of the Insured, it being understood and agreed that the Company shall have the exclusive rights to pursue and settle all Recovery Rights for any Loan on which a Claim payment is made hereunder, unless waived in writing by the Company.  If the Company decides not to pursue Recovery Rights with respect to a Loan, then the Company shall issue a written waiver of its subrogation and management rights to the Insured.  The Insured shall execute and deliver at the request of the Company such instruments and documents, and undertake such actions as may be necessary to transfer, assign and secure such Recovery Rights to the Company.  The Insured shall refrain from any action, either before or after payment of a Claim hereunder that shall prejudice such Recovery Rights.

Notwithstanding any provision in the foregoing paragraph to the contrary, in the event the Insured has, in addition to Recovery Rights against a Borrower or any other Person, a claim or claims against such Borrower or other Person not related to the Recovery Rights, then the Insured shall have the right to pursue in its own name all the Recovery Rights in conjunction with the Insured's other claim or claims, and the Company will waive its right to manage the pursuit of the Recovery Rights.

The execution by the authorized party, even if it be a party other than the Insured, of a release or waiver of the right to collect the unpaid balance of a Loan, if it has such effect, shall release the Company from its obligations hereunder to the extent and amount of such release or waiver, unless the Company is prohibited by law from pursuing recovery of such Loan.

C.      Representations and Reliance; Incontestability - All statements made by the Insured, the Servicer, the Borrower or any other Person in any part of the Application, including the Original Appraisal, plans and specifications, or any exhibits or documents submitted therewith, are deemed to be the Insured's representations.  The Company has issued this Policy and has extended coverage to each Loan listed on the Certificate Schedule in reliance on the correctness and completeness of such representations as made or deemed to be made by the Insured.

No Claim otherwise payable under this Policy with respect to a Loan will be denied, nor will the coverage for such Loan be rescinded, based on any misrepresentation in the Application made by the Borrower or any Person other than a First Party, once twelve (12) regularly scheduled periodic payments have been made on that Loan from the Borrower's Own Funds.

Notwithstanding the foregoing provisions of this Section VI., C.,, the Company will not be precluded from denying a Claim or rescinding coverage for a Loan where prior to the Borrower making twelve (12) regularly scheduled payments from the Borrower's Own Funds, the Company notifies the Insured in writing that the Company has sufficient evidence to establish a reasonable belief that there was a material misrepresentation made in the Application with respect to such Loan and the Company provides a reasonable description of such misrepresentation.

D.     Notice - Premium payments are to be paid as provided in Sections II., B., and C., and sent to the Company at the address listed on the Commitment, or as otherwise instructed by the Company in writing.  All other notices, Claims, tenders, reports and other data required to be submitted to the Company by the Insured shall be either (i) mailed postpaid, (ii) sent by overnight courier, (iii) transmitted electronically or via magnetic tape or other media in a manner approved by the Company, or (iv) sent by telephonic facsimile transmission, to the Company’s home office at the following address and facsimile number:

For Claim matters:

   PMI Mortgage Insurance Co.

   P. O. Box 193837

   San Francisco, California 94119

   Attention:  Claim Department

   Facsimile Number: (415) 788-8593

For Customer Service matters:

   PMI Mortgage Insurance Co.

   P.O. Box 3836

   San Francisco, California 94119

   Attention:  Customer Service Department

   Facsimile Number:  (415) 291-6191

All notices to the Insured shall be given to the Servicer unless the Company has not been notified that a Loan is being serviced by a Person other than the Insured, and shall be either (i) mailed postpaid, (ii) sent by overnight courier, (iii) transmitted electronically or magnetically in a manner approved by the Insured, or (iv) sent by telephonic facsimile transmission, to the Servicer, at the address and facsimile number provided in writing by the Insured to the Company, or to the last known address and facsimile number for that Servicer, except that for facsimile transmissions, the Company shall confirm telephonically or otherwise the accuracy of the facsimile number used.  Nonpayment notices under Section II., C. and notices required under Section III., F. shall be sent to both the Insured and the Servicer whenever the Company has been notified that the Servicer is a Person other than the Insured.  All notices to the Insured and Servicer will be sent to those Persons whom the Company was last notified as owning or servicing the Loan, respectively, at the last known address for such Persons as reflected in the records of the Company.

Either party may notify the other of a change in address in the same manner as provided for giving notice.  All notices, Claims, tenders, reports and other data required to be submitted to the Company or to the Insured shall be deemed to have been given five (5) days after the same is deposited in the U.S. Mail, delivered to an overnight courier, or transmitted in a manner approved above, unless actually received earlier.  If the Insured requests that notices be sent to a third party other than the Insured and Servicer, the Company agrees to use its best efforts to give such notices but the Company shall not incur any liability for failure to send any notice to any third parties.

E.      Reports and Examinations - As pertinent to any Loan or the Policy, the Company may call on the Insured for such reports as it may deem reasonably necessary, and may inspect the files, books and records of the Insured as they pertain to any Loan or to the Policy.  The Company has the right to require that any information which the Insured is required to provide under this Policy be certified as to its truthfulness and accuracy by an officer or properly authorized employee of either or both the Insured and the Servicer.

F.      Arbitration - Unless prohibited by applicable law, any controversy or dispute, including any Claim made hereunder, arising out of or relating to this Policy, may, upon the mutual consent of all parties to the dispute, be settled by binding arbitration in accordance with the title insurance rules of the American Arbitration Association in effect on the date the demand for arbitration is made.  If this remedy is elected by all parties to the dispute, then the decision of the arbitrator(s) shall be final and binding on all the parties, and shall be enforceable in any court of competent jurisdiction in the United States of America.

G.     Suit -

1.      No suit or action for recovery of any Claim or Insurance Benefit under this Policy shall be sustained in any court of law or equity unless the Insured has materially and substantially complied with the terms and conditions of this Policy, and unless the suit or action in equity is commenced within three (3) years or such longer period of time as may be required by applicable law, after (i) the Claim has been presented to the Company or (ii) the date on which the cause of action accrued, whichever is earlier.  No suit or action on a Claim or Insurance Benefit may be brought against the Company until sixty (60) days have elapsed from the later of the date that the Insured is notified that Claim is perfected or from the date the Claim is deemed to be a Perfected Claim, unless the subject matter of the suit or action is whether a Perfected Claim has been filed.

2.        If a dispute arises concerning the Loan and involving either the Property or the Insured, the Company has the right to protect its interest by defending any action arising from such dispute, even if the allegations involved are groundless, false or fraudulent.  The Company is NOT REQUIRED to defend any lawsuit involving either the Insured, the Property or the Loan.  The Company shall also have the right to direct the Insured to institute suit on the Insured's behalf, if this suit is necessary or appropriate to preserve the Company's rights in connection with a Loan or Property.  If any litigation costs and expenses incurred by either the Company or the Insured under this Section VI., G., arise out of an action involving the negligent or wrongful conduct or breach of contract on the part of the Insured, then the Insured shall bear all such costs and expenses, and in all other cases, the Company shall bear such costs and expenses.

H.     Parties in Interest - This contract shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Insured and its permitted successors and assigns.  Neither the Borrower, nor any successive owner of a Property, nor any pool insurance carrier, nor any other Person is included or intended as a third party beneficiary to this Policy.  Payments made to the Insured hereunder are intended as indemnification for actual loss and shall not affect nor impair the Insured's rights of recovery against the Borrower subject, however, to the provisions of Section VI., B., (Subrogation).  Because the Company and the Insured are the only parties to the Policy, they may agree to modify or amend or terminate this Policy or any Certificate without the consent of, or notice to, any Borrower, Servicer or any other Person.

I.       Agency - Neither the Insured, its Servicer, its originators, nor any of their respective employees or agents shall be or shall be deemed to be agents of the Company, nor shall the Company be or be deemed to be an agent of the Insured or Servicer except to the extent of the Recovery Rights assigned to the Company pursuant to Section IV., B., (Subrogation).  The Servicer is deemed to be an agent of the Insured for all purposes under this Policy, including, but not limited to, for receiving notices, payments of Insurance Benefit, settling Claims, and performing acts required of the Insured under this Policy excepting for receipt of notices required under Section III., F., (Non-Approved Servicer).

J.       Governing Law; Conformity to Statute - This Policy, including the Certificate Schedule, Claim or Insurance Benefit related to any Loan, shall be governed by the law of the jurisdiction in which the original named Insured is located as shown in on the face page hereof.  Any provision of this Policy which is in conflict with the law of the aforesaid jurisdiction is hereby amended to conform to the minimum requirements of that law.

K.      Electronic Data Storage -  It is understood that the Company may store information, the contents or images of documents or other data on electronic media or other media generally accepted for business records (such as microfiche).  The Company and Insured agree that the data stored on such electronic or other media are equally acceptable between the parties for all purposes as information, documents or other data maintained in printed or written form, including but not limited to, for the purposes of litigation or arbitration.

L.       No Waiver -  Except as provided in Section VI., C., Representations and Reliance; Incontestability, nothing contained in this Policy shall be deemed to waive or limit the Company's rights arising at law or in equity to rescind or reform this Policy or the Certificate in the event that material misrepresentations of fact or fraudulent statements were relied upon by the Company in issuing this Policy or extending coverage hereunder to any Loan.

pmi MORTGAGE INSURANCE CO.

  BULK PRIMARY FIRST LIEN MASTER POLICY

BULK QUALITY PROGRAM ENDORSEMENT

BULK QUALITY PROGRAM ENDORSEMENT TO

BULK PRIMARY FIRST LIEN MASTER POLICY,

FORMS UW 2510.00 (09/00) &

       UW 2511.00 TX (09/00)

         Section VI., C., (Representations and Reliance; Incontestability) is hereby deleted in its entirety and there is substituted in its place the following:

C. Representations and Reliance; Incontestability  ‑  The Company is extending coverage under the Policy to Loans pursuant to the Bulk Quality Program in reliance upon the truth and accuracy of the information contained in the Application, including information in the Insured's Loan files and the statements made in the electronic transmittal of Loan information to PMI.  The Insured agrees that statements made by any First Party in any documents submitted to the Insured at the time the Loan is originated, are deemed to be the representations of the Insured. No Claim payable under this Policy with respect to a Loan, arising from a Default otherwise covered under the Policy, will be denied, nor will the Certificate for such Loan be rescinded based on any misrepresentation made by any person other than a First Party in the Application or in the electronic transmittal of Loan information to PMI.

All conditions of the Policy not modified by this Endorsement remain in full force and effect for all Loans insured under the Policy.

This Bulk Quality Program Endorsement attaches to Bulk Primary Master Policy Number 22720-4 and is effective as of September 18, 2006.

pmi MORTGAGE INSURANCE CO.

SCHEDULE ENDORSEMENT TO

BULK PRIMARY FIRST LIEN MASTER POLICY

 (the “Policy”)

POLICY ISSUED TO:                                                                                                       ATTACHED TO AND FORMING

                                                                                                                                               PART OF POLICY NUMBER:

Deutsche Bank National Trust Co. as trustee for the                                                 22720-4

Long Beach Mortgage Loan Trust

 2006-8

1761 East St. Andrew Place

Santa Ana, CA 92705-4934

EFFECTIVE DATE OF POLICY:                                                                                    EFFECTIVE DATE OF SCHEDULE

                                                                                                                                              ENDORSEMENT:

September 18, 2006                                                                                                          September 18, 2006

The Schedule Endorsement hereby extends coverage under the above Policy of Insurance, from and after the date of this Schedule Endorsement, to those Loans listed in the Certificate Schedule attached hereto and made a part to this Schedule Endorsement (herein called “Schedule A”).

The term “Effective Date” for the Loan(s) covered by this Schedule Endorsement shall mean the date stated above.

Except for the foregoing amendments, the Policy and all terms, conditions, provisions, and limitations of the Policy remain in full force and effect.  None of the terms, conditions, provisions and limitations of the Policy have been varied, waived, altered or extended in any manner except as expressly set forth in this Schedule Endorsement.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be signed by its duly authorized officers as of the Effective Date first above stated.

PMI MORTGAGE INSURANCE CO.

BY:                                     BY:

                    President                                                                      Secretary

Long Beach Mortgage Loan Trust 2006-8
PMI Deal # 2006-0737
Final Certficiates

No	Certificate Number	Loan Number	Coverage %	Loan Level Premium
1	40568557	6730068	37	2.544
2	40568565	6730252	34	1.405
3	40568573	6732850	31	1.117
4	40568581	6739293	34	1.006
5	40568590	6741094	30	0.573
6	40568603	6743657	34	0.560
7	40568611	6743720	34	0.567
8	40568620	6743787	34	1.929
9	40568638	6744935	34	3.144
10	40568646	6745044	34	2.165
11	40568654	6746063	34	1.639
12	40568662	6746192	37	1.092
13	40568671	6747118	34	2.049
14	40568689	6747144	34	2.049
15	40568697	6747154	34	2.049
16	40568701	6747180	34	2.049
17	40568719	6747424	34	1.535
18	40568727	6748306	34	2.565
19	40568735	6748639	34	1.921
20	40568743	6749015	34	0.807
21	40568751	6750226	33	1.089
22	40568760	6750256	34	0.499
23	40568778	6750531	34	0.781
24	40568786	6750597	34	0.627
25	40568794	6750609	34	0.960
26	40568808	6750626	34	0.734
27	40568816	6751484	34	0.629
28	40568824	6751511	34	1.069
29	40568832	6751698	34	0.921
30	40568841	6751877	34	0.629
31	40568859	6751908	34	1.075
32	40568867	6751937	33	0.807
33	40568875	6751999	34	0.771
34	40568883	6752561	34	0.792
35	40568891	6752566	34	1.325
36	40568905	6752664	34	0.499
37	40568913	6752729	34	1.386
38	40568921	6752787	34	0.492
39	40568930	6752798	34	0.958
40	40568948	6752906	34	0.843
41	40568956	6753101	34	0.563
42	40568964	6753169	30	1.603
43	40568972	6753216	34	0.423
44	40568981	6753310	32	2.380
45	40568999	6753409	34	1.220
46	40569006	6753641	30	1.331
47	40569014	6753659	30	2.512
48	40569022	6754329	34	1.717
49	40569031	6754385	34	2.343
50	40569049	6754421	34	2.575
51	40569057	6754537	34	0.568
52	40569065	6754584	34	2.491
53	40569073	6754954	34	3.046
54	40569081	6755137	29	2.459
55	40569090	6755260	33	1.096
56	40569103	6755261	34	2.081
57	40569111	6755328	34	2.031
58	40569120	6755753	34	2.497
59	40569138	6755777	34	0.414
60	40569146	6755961	40	2.476
61	40569154	6756039	34	0.586
62	40569162	6756107	37	2.420
63	40569171	6756295	34	1.710
64	40569189	6756303	34	1.710
65	40569197	6756342	34	1.710
66	40569201	6756343	34	1.710
67	40569219	6756425	34	2.087
68	40569227	6756507	34	0.735
69	40569235	6756540	34	0.757
70	40569243	6756581	30	0.515
71	40569251	6756739	34	1.248
72	40569260	6756805	34	1.826
73	40569278	6756820	34	1.046
74	40569286	6756822	34	1.165
75	40569294	6756925	34	0.591
76	40569308	6757072	37	3.505
77	40569316	6757144	34	1.458
78	40569324	6757163	34	0.993
79	40569332	6757229	30	0.738
80	40569341	6757372	34	0.680
81	40569359	6757523	34	1.013
82	40569367	6757615	34	3.039
83	40569375	6757736	30	2.841
84	40569383	6757949	30	1.465
85	40569391	6758496	30	2.092
86	40569405	6758620	34	1.170
87	40569413	6758686	34	0.619
88	40569421	6758729	34	0.450
89	40569430	6758746	37	2.829
90	40569448	6758752	34	2.570
91	40569456	6758764	34	1.238
92	40569464	6758795	34	0.942
93	40569472	6758799	34	1.548
94	40569481	6758800	34	1.401
95	40569499	6758904	34	1.067
96	40569502	6758905	30	0.488
97	40569511	6758922	34	1.061
98	40569529	6759077	34	1.463
99	40569537	6759178	40	1.450
100	40569545	6759362	30	0.549
101	40569553	6759365	34	1.064
102	40569561	6759396	32	1.288
103	40569570	6759409	34	0.822
104	40569588	6759488	30	0.467
105	40569596	6759528	30	0.452
106	40569600	6759561	34	1.559
107	40569618	6759588	34	1.791
108	40569626	6759589	37	2.831
109	40569634	6759591	34	1.167
110	40569642	6759605	30	1.244
111	40569651	6759873	34	1.131
112	40569669	6759927	30	1.462
113	40569677	6759943	34	2.085
114	40569685	6759975	30	0.429
115	40569693	6760020	34	1.031
116	40569707	6760164	34	1.041
117	40569715	6760188	34	0.931
118	40569723	6760211	34	0.839
119	40569731	6760224	30	0.904
120	40569740	6760323	34	0.582
121	40569758	6760327	34	0.610
122	40569766	6760328	34	0.615
123	40569774	6760470	34	1.289
124	40569782	6760588	34	1.030
125	40569791	6760673	30	1.216
126	40569804	6760686	29	0.575
127	40569812	6760730	30	2.718
128	40569821	6760756	35	3.160
129	40569839	6760761	37	3.877
130	40569847	6760762	34	2.102
131	40569855	6760845	32	0.857
132	40569863	6760880	40	4.472
133	40569871	6760891	34	1.508
134	40569880	6760897	30	1.093
135	40569898	6760906	34	0.925
136	40569901	6760942	34	1.271
137	40569910	6760984	37	2.122
138	40569928	6761013	30	0.841
139	40569936	6761030	34	1.236
140	40569944	6761140	37	0.430
141	40569952	6761166	28	0.422
142	40569961	6761246	34	1.531
143	40569979	6761259	34	1.766
144	40569987	6761399	34	2.367
145	40569995	6761417	34	0.596
146	40570004	6761447	37	1.671
147	40570012	6761487	37	0.500
148	40570021	6761489	30	0.592
149	40570039	6761516	30	1.291
150	40570047	6761530	37	0.551
151	40570055	6761531	30	2.976
152	40570063	6761587	37	1.615
153	40570071	6761794	34	0.931
154	40570080	6761837	33	2.517
155	40570098	6761852	30	1.420
156	40570101	6761868	34	1.950
157	40570110	6761870	34	1.839
158	40570128	6761902	34	1.413
159	40570136	6761938	34	1.235
160	40570144	6761960	34	1.194
161	40570152	6761962	34	2.118
162	40570161	6762035	34	2.105
163	40570179	6762061	29	1.045
164	40570187	6762090	30	0.803
165	40570195	6762101	30	3.015
166	40570209	6762114	26	0.563
167	40570217	6762127	34	2.349
168	40570225	6762197	34	0.867
169	40570233	6762281	34	0.580
170	40570241	6762297	34	2.303
171	40570250	6762305	34	1.421
172	40570268	6762331	34	1.233
173	40570276	6762373	30	1.152
174	40570284	6762441	30	0.748
175	40570292	6762502	34	1.297
176	40570306	6762518	34	2.491
177	40570314	6762523	34	1.077
178	40570322	6762535	34	2.344
179	40570331	6762557	34	1.492
180	40570349	6762566	34	1.465
181	40570357	6762571	37	0.403
182	40570365	6762572	34	1.557
183	40570373	6762631	34	1.685
184	40570381	6762696	34	1.821
185	40570390	6762717	34	2.360
186	40570403	6762719	37	0.872
187	40570411	6762891	34	0.742
188	40570420	6762895	34	1.265
189	40570438	6762904	30	1.684
190	40570446	6762917	37	1.340
191	40570454	6762977	34	0.794
192	40570462	6763034	30	1.131
193	40570471	6763064	34	1.876
194	40570489	6763087	34	0.503
195	40570497	6763091	34	0.693
196	40570501	6763194	32	0.455
197	40570519	6763217	37	0.814
198	40570527	6763240	34	1.958
199	40570535	6763422	37	1.856
200	40570543	6763441	37	0.984
201	40570551	6763591	34	0.967
202	40570560	6763683	27	0.600
203	40570578	6763703	34	0.860
204	40570586	6763760	34	2.707
205	40570594	6763798	30	1.051
206	40570608	6763851	34	0.996
207	40570616	6763874	37	4.073
208	40570624	6763983	34	2.463
209	40570632	6763984	34	2.499
210	40570641	6764051	34	1.320
211	40570659	6764053	30	1.887
212	40570667	6764068	37	3.671
213	40570675	6764097	34	1.464
214	40570683	6764111	34	0.671
215	40570691	6764137	34	1.430
216	40570705	6764159	34	1.848
217	40570713	6764238	34	0.701
218	40570721	6764265	34	4.160
219	40570730	6764270	32	0.896
220	40570748	6764286	34	0.861
221	40570756	6764290	34	3.679
222	40570764	6764408	34	2.589
223	40570772	6764415	34	2.211
224	40570781	6764424	34	0.672
225	40570799	6764493	34	1.519
226	40570802	6764524	37	2.869
227	40570811	6764545	34	2.508
228	40570829	6764598	28	0.555
229	40570837	6764609	34	0.572
230	40570845	6764628	34	0.619
231	40570853	6764705	40	1.071
232	40570861	6764777	34	1.492
233	40570870	6764792	34	1.810
234	40570888	6764806	34	1.051
235	40570896	6764834	34	2.347
236	40570900	6764844	34	0.863
237	40570918	6764879	34	2.101
238	40570926	6764893	34	2.416
239	40570934	6764909	34	1.531
240	40570942	6764911	34	2.393
241	40570951	6764923	34	0.793
242	40570969	6764974	34	0.470
243	40570977	6764979	34	1.067
244	40570985	6765008	34	1.156
245	40570993	6765081	30	0.605
246	40571001	6765099	34	0.514
247	40571019	6765316	34	0.800
248	40571027	6765383	34	0.763
249	40571035	6765451	34	1.604
250	40571043	6765490	37	0.588
251	40571051	6765619	30	0.550
252	40571060	6765646	34	0.546
253	40571078	6765707	37	3.602
254	40571086	6765787	37	1.676
255	40571094	6765898	34	1.766
256	40571108	6765956	34	1.497
257	40571116	6766019	34	0.795
258	40571124	6766044	30	2.170
259	40571132	6766072	34	2.160
260	40571141	6766098	34	1.452
261	40571159	6766128	34	1.889
262	40571167	6766136	34	0.596
263	40571175	6766137	34	0.521
264	40571183	6766146	34	2.120
265	40571191	6766156	34	1.802
266	40571205	6766198	37	2.077
267	40571213	6766201	34	1.532
268	40571221	6766204	26	0.601
269	40571230	6766235	29	0.936
270	40571248	6766253	34	1.453
271	40571256	6766284	34	0.907
272	40571264	6766305	34	0.580
273	40571272	6766306	34	0.573
274	40571281	6766332	34	0.429
275	40571299	6766335	40	1.530
276	40571302	6766365	34	2.024
277	40571311	6766393	35	1.178
278	40571329	6766542	29	2.348
279	40571337	6766620	34	0.580
280	40571345	6766685	40	1.260
281	40571353	6766714	28	0.347
282	40571361	6766724	34	0.940
283	40571370	6766760	30	0.516
284	40571388	6766836	30	1.133
285	40571396	6766852	34	1.271
286	40571400	6766858	34	1.207
287	40571418	6766870	34	2.220
288	40571426	6766881	34	2.276
289	40571434	6766902	34	2.268
290	40571442	6766923	34	1.560
291	40571451	6766935	34	2.247
292	40571469	6766975	34	1.996
293	40571477	6767039	34	1.270
294	40571485	6767051	34	2.277
295	40571493	6767227	34	0.680
296	40571507	6767310	30	1.167
297	40571515	6767332	37	2.677
298	40571523	6767412	34	1.146
299	40571531	6767421	34	1.175
300	40571540	6767432	34	0.955
301	40571558	6767464	34	1.087
302	40571566	6767502	34	1.218
303	40571574	6767607	30	0.813
304	40571582	6767659	37	1.673
305	40571591	6767694	34	0.620
306	40571604	6767710	34	0.695
307	40571612	6767800	34	1.050
308	40571621	6767809	34	1.252
309	40571639	6767825	34	1.237
310	40571647	6767843	34	1.129
311	40571655	6767848	34	2.179
312	40571663	6767864	34	0.970
313	40571671	6767865	34	0.947
314	40571680	6768283	30	0.508
315	40571698	6768587	37	0.866
316	40571701	6769100	34	1.761
317	40571710	6769110	31	1.600
318	40571728	6769111	32	1.629
319	40571736	6769155	30	0.825
320	40571744	6769196	34	1.487
321	40571752	6769390	34	1.713
322	40571761	6769399	34	0.410
323	40571779	6769405	34	1.662
324	40571787	6769453	34	1.839
325	40571795	6769532	34	2.047
326	40571809	6769586	35	2.041
327	40571817	6769624	34	0.970
328	40571825	6769640	34	1.223
329	40571833	6769679	34	0.472
330	40571841	6770045	32	0.587
331	40571850	6770310	34	1.831
332	40571868	6770344	34	0.935
333	40571876	6770479	34	2.043
334	40571884	729311639	34	0.551
335	40571892	729311977	34	2.366
336	40571906	729313304	30	1.386
337	40571914	729316190	34	3.840
338	40571922	729317453	34	1.126
339	40571931	729317941	37	3.987
340	40571949	729318790	34	0.915
341	40571957	729318881	34	1.048
342	40571965	729319848	34	2.752
343	40571973	729319913	34	1.037
344	40571981	729320028	34	2.935
345	40571990	729320077	34	1.497
346	40572007	729320275	30	3.127
347	40572015	729320887	34	2.135
348	40572023	729321422	30	0.515
349	40572031	729321448	34	2.475
350	40572040	729321596	30	0.680
351	40572058	729321786	30	0.817
352	40572066	729321851	30	0.649
353	40572074	729321935	30	3.075
354	40572082	729322149	34	1.474
355	40572091	729322297	34	3.432
356	40572104	729322461	30	2.833
357	40572112	729322479	34	2.163
358	40572121	729322529	34	2.389
359	40572139	729322578	37	3.592
360	40572147	729322586	34	2.284
361	40572155	729322883	30	1.352
362	40572163	729322990	34	0.574
363	40572171	729323147	36	3.710
364	40572180	729323675	30	1.100
365	40572198	729323758	34	1.166
366	40572201	729323857	30	3.357
367	40572210	729324228	34	0.612
368	40572228	729324491	34	0.536
369	40572236	729324541	30	0.525
370	40572244	729324681	37	0.679
371	40572252	729324723	40	0.583
372	40572261	729325035	34	1.983
373	40572279	729325076	40	2.282
374	40572287	729325886	30	3.256
375	40572295	729326363	37	1.265
376	40572309	729326850	40	1.586
377	40572317	729326868	34	1.809
378	40572325	729326967	34	2.906
379	40572333	729327213	34	0.767
380	40572341	729327288	40	0.555
381	40572350	729327924	34	1.164
382	40572368	729328195	34	0.816
383	40572376	729328385	37	3.280
384	40572384	729328401	34	0.917
385	40572392	729328872	30	0.744
386	40572406	729329219	40	1.855
387	40572414	729329417	34	4.541
388	40572422	729329581	34	3.161
389	40572431	729329631	34	0.967
390	40572449	729329680	34	4.213
391	40572457	729330019	34	2.582
392	40572465	729330258	34	1.885
393	40572473	729330696	39	1.557
394	40572481	729330746	30	2.365
395	40572490	729330860	29	0.445
396	40572503	729331181	37	3.718
397	40572511	729331348	40	3.130
398	40572520	729331355	30	0.363
399	40572538	729331405	34	1.512
400	40572546	729331553	40	1.916
401	40572554	729331876	30	0.498
402	40572562	729331942	37	3.251
403	40572571	729332379	37	1.108
404	40572589	729332882	33	0.560
405	40572597	729333260	30	0.661
406	40572601	729333773	30	0.679
407	40572619	729334656	34	2.533
408	40572627	729334870	34	0.854
409	40572635	729334904	34	1.651
410	40572643	729335208	34	2.616
411	40572651	729335414	34	2.401
412	40572660	729335463	30	0.678
413	40572678	729335562	34	2.394
414	40572686	729335570	34	2.478
415	40572694	729335596	34	2.968
416	40572708	729336107	34	0.944
417	40572716	729336230	30	0.531
418	40572724	729336446	34	2.595
419	40572732	729336719	37	1.256
420	40572741	729336776	27	0.673
421	40572759	729336941	34	1.158
422	40572767	729336982	40	1.129
423	40572775	729337014	34	0.941
424	40572783	729337188	34	0.941
425	40572791	729337360	34	2.318
426	40572805	729337600	34	0.931
427	40572813	729337733	34	2.340
428	40572821	729337899	37	1.165
429	40572830	729338079	34	1.704
430	40572848	729338335	34	1.973
431	40572856	729338509	34	0.899
432	40572864	729338749	34	0.980
433	40572872	729338889	34	1.177
434	40572881	729339903	34	1.127
435	40572899	729340505	30	0.995
436	40572902	729340570	34	1.166
437	40572911	729341479	34	1.442
438	40572929	729341784	34	1.405
439	40572937	729342295	40	1.341
440	40572945	729342493	30	1.674
441	40572953	729343418	34	1.373
442	40572961	729343525	30	0.815
443	40572970	729343590	34	0.392
444	40572988	729343699	37	0.680
445	40572996	729343772	34	0.943
446	40573003	729343954	37	0.597
447	40573011	729344044	30	0.760
448	40573020	729345009	33	0.749
449	40573038	729345355	40	1.236
450	40573046	729345710	34	0.657
451	40573054	729346551	30	1.232
452	40573062	729346585	37	1.987
453	40573071	729348052	34	1.365
454	40573089	729348086	34	1.094
455	40573097	729349175	30	0.408
456	40573101	729349753	40	3.242
457	40573119	729349894	34	0.852
458	40573127	729350603	34	4.324
459	40573135	729351825	30	0.982
460	40573143	729351882	29	2.072
461	40573151	729352666	34	3.019
462	40573160	729352716	34	2.540
463	40573178	729353474	34	2.105
464	40573186	729353771	30	1.166
465	40573194	729354738	34	1.380
466	40573208	729354860	39	2.978
467	40573216	729355123	34	2.374
468	40573224	729355370	37	4.557
469	40573232	729355438	34	0.791
470	40573241	729355628	34	1.297
471	40573259	729355636	34	0.988
472	40573267	729355867	34	1.553
473	40573275	729356576	37	1.371
474	40573283	729356600	34	0.815
475	40573291	729356782	30	1.195
476	40573305	729356923	34	1.725
477	40573313	729356972	34	1.089
478	40573321	729358457	37	0.537
479	40573330	729358564	34	3.330
480	40573348	729359000	40	1.109
481	40573356	729359083	37	1.341
482	40573364	729359091	34	3.708
483	40573372	729359174	34	2.005
484	40573381	729360081	40	1.646
485	40573399	729360297	32	1.331
486	40573402	729361899	30	0.657
487	40573411	729361980	34	1.854
488	40573429	729362186	34	2.689
489	40573437	729362467	34	1.182
490	40573445	729362665	30	0.811
491	40573453	729363135	34	0.526
492	40573461	729363309	30	1.509
493	40573470	729363978	30	1.055
494	40573488	729364133	37	1.514
495	40573496	729364448	34	1.286
496	40573500	729364810	34	0.799
497	40573518	729364828	30	0.896
498	40573526	729364885	37	3.427
499	40573534	729364893	37	4.118
500	40573542	729365072	40	3.159
501	40573551	729365213	28	0.739
502	40573569	729365429	34	0.665
503	40573577	729365684	34	2.194
504	40573585	729365718	34	0.622
505	40573593	729365999	40	5.583
506	40573607	729368720	30	0.636
507	40573615	729368787	34	2.007
508	40573623	729368803	34	0.424
509	40573631	729368829	34	3.889
510	40573640	729368951	30	0.655
511	40573658	729368977	30	0.619
512	40573666	729370429	30	0.740
513	40573674	729371906	34	0.675
514	40573682	729372193	32	1.740
515	40573691	729372201	34	0.623
516	40573704	729372623	34	0.830
517	40573712	729372904	34	0.804
518	40573721	729373068	34	1.213
519	40573739	729373126	32	0.776
520	40573747	729373225	33	0.871
521	40573755	729373589	34	1.656
522	40573763	729374082	30	1.062
523	40573771	729374223	30	2.431
524	40573780	729375220	30	2.748
525	40573798	729376319	34	2.371
526	40573801	729376574	28	0.404
527	40573810	729376608	34	1.535
528	40573828	729376798	30	1.062
529	40573836	729377002	34	1.170
530	40573844	729377093	34	1.807
531	40573852	729377739	34	1.453
532	40573861	729377812	34	1.518
533	40573879	729377978	30	1.634
534	40573887	729378059	34	0.630
535	40573895	729378893	40	4.740
536	40573909	729379172	29	1.078
537	40573917	729379271	34	0.875
538	40573925	729379800	37	0.747
539	40573933	729379875	34	1.506
540	40573941	729380352	34	0.670
541	40573950	729381301	34	1.909
542	40573968	729381525	34	2.087
543	40573976	729381558	37	2.008
544	40573984	729381640	34	2.696
545	40573992	729382085	34	1.312
546	40574000	729382150	40	0.692
547	40574018	729382226	37	4.021
548	40574026	729382234	34	0.716
549	40574034	729382259	37	3.260
550	40574042	729382499	34	0.530
551	40574051	729382606	33	1.000
552	40574069	729383414	34	2.427
553	40574077	729384917	37	1.211
554	40574085	729385088	34	0.692
555	40574093	729385112	34	1.927
556	40574107	729385518	34	2.432
557	40574115	729385716	37	3.855
558	40574123	729385757	34	1.135
559	40574131	729386599	34	1.673
560	40574140	729387068	34	1.741
561	40574158	729387217	34	1.839
562	40574166	729387282	37	0.856
563	40574174	729387761	30	2.388
564	40574182	729388082	34	4.934
565	40574191	729388991	34	1.978
566	40574204	729389361	34	1.061
567	40574212	729389627	30	1.698
568	40574221	729390328	34	1.945
569	40574239	729390450	34	1.891
570	40574247	729390617	30	1.032
571	40574255	729390930	40	2.687
572	40574263	729391458	40	2.059
573	40574271	729392381	27	0.500
574	40574280	729393314	34	0.523
575	40574298	729394510	34	1.174
576	40574301	729394668	34	1.116
577	40574310	729395145	30	0.399
578	40574328	729396309	30	1.317
579	40574336	729396473	34	1.513
580	40574344	729396945	34	2.802
581	40574352	729397521	34	0.510
582	40574361	729397851	30	0.397
583	40574379	729397877	30	0.641
584	40574387	729398040	34	1.055
585	40574395	729398255	37	2.663
586	40574409	729398602	34	2.615
587	40574417	729401034	37	1.126
588	40574425	729401406	34	2.077
589	40574433	729401612	40	4.325
590	40574441	729401638	37	0.980
591	40574450	729401646	34	2.024
592	40574468	729401711	34	1.202
593	40574476	729402099	34	2.401
594	40574484	729402347	34	2.681
595	40574492	729402826	30	0.344
596	40574506	729402933	34	0.786
597	40574514	729403279	34	1.167
598	40574522	729403360	30	0.445
599	40574531	729404616	37	0.936
600	40574549	729405704	34	1.013
601	40574557	729406538	34	1.430
602	40574565	729406991	34	1.094
603	40574573	729407130	34	1.763
604	40574581	729407882	34	1.446
605	40574590	729409458	37	2.640
606	40574603	729409524	34	1.244
607	40574611	729409532	40	0.834
608	40574620	729410324	37	0.527
609	40574638	729410407	40	2.022
610	40574646	729410662	34	1.896
611	40574654	729411009	34	0.397
612	40574662	729411082	34	1.580
613	40574671	729411132	30	0.549
614	40574689	729411769	34	0.798
615	40574697	729411785	37	2.984
616	40574701	729413203	34	1.689
617	40574719	729413468	34	1.520
618	40574727	729413757	34	1.037
619	40574735	729415737	37	1.992
620	40574743	729415794	37	2.009
621	40574751	729415919	34	0.969
622	40574760	729416479	34	2.529
623	40574778	729416776	40	1.670
624	40574786	729417717	34	1.550
625	40574794	729418657	37	0.898
626	40574808	729419986	30	2.247
627	40574816	729420174	34	1.225
628	40574824	729420687	34	0.762
629	40574832	729421511	34	1.424
630	40574841	729422337	32	0.554
631	40574859	729422485	34	1.813
632	40574867	729422667	34	1.148
633	40574875	729422931	34	2.396
634	40574883	729423038	34	2.246
635	40574891	729423194	34	0.855
636	40574905	729423947	34	1.167
637	40574913	729424218	34	0.989
638	40574921	729424739	34	2.330
639	40574930	729425272	34	2.487
640	40574948	729426304	32	1.162
641	40574956	729427070	34	1.033
642	40574964	729427807	26	1.575
643	40574972	729428920	34	2.041
644	40574981	729429126	40	5.725
645	40574999	729429472	29	2.350
646	40575006	729429704	34	1.880
647	40575014	729429951	29	0.960
648	40575022	729430074	34	1.704
649	40575031	729430280	34	1.743
650	40575049	729430678	34	1.791
651	40575057	729431619	34	3.614
652	40575065	729431742	30	0.564
653	40575073	729432682	37	1.641
654	40575081	729433227	34	2.133
655	40575090	729433342	37	2.141
656	40575103	729433532	40	2.239
657	40575111	729434092	34	1.294
658	40575120	729434142	34	1.862
659	40575138	729434498	34	1.869
660	40575146	729434688	34	1.274
661	40575154	729435230	30	0.588
662	40575162	729436204	34	1.624
663	40575171	729438804	34	0.914
664	40575189	729438960	34	1.405
665	40575197	729440495	37	0.787
666	40575201	729442541	34	1.024
667	40575219	729442806	29	1.938
668	40575227	729443739	34	0.515
669	40575235	729444752	34	1.749
670	40575243	729445031	37	2.336
671	40575251	729445262	40	1.088
672	40575260	729445270	34	4.902
673	40575278	729446492	34	1.477
674	40575286	729446856	34	1.758
675	40575294	729447466	34	3.066
676	40575308	729448068	40	2.664
677	40575316	729453134	34	0.677
678	40575324	729454595	30	1.134

pmi MORTGAGE INSURANCE CO.

                                                                                      BULK PRIMARY MASTER POLICY

BLOCKED PERSONS EXCLUSION ENDORSEMENT

ENDORSEMENT TO

BULK PRIMARY FIRST LIEN MASTER POLICY,

FORMS UW 2510.00 & UW 2511.00TX

It is understood and agreed that the Bulk Primary First Lien Master Policy (“Policy”) is amended as follows:

The following provision is added as a new Section III.,L. (“Blocked Persons Exclusion”):

L.                Any Claim arising from or related to a Loan made null and void by any of the provisions of the Office of Foreign Asset Control Regulations found in Title 31, Chapter V, Parts 500 through 598 of the United States Code of Federal Regulations, or any other state or federal statute or regulation prohibiting the making of a Loan to a specified Person.

All other terms and conditions of the Policy remained unchanged.